                                                                   Exhibit 10(b)

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY OTHER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND SUCH LAWS OR UNLESS FRONTSTEP SOLUTIONS GROUP, INC. HAS RECEIVED AN OPNION OF COUNSEL REASONABLY SATISFACTORY TO IT AND ITS LEGAL COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.


                                  AMENDMENT TO
                     CONVERTIBLE SUBORDINATED NOTE AGREEMENT
                     ---------------------------------------

         THIS AMENDMENT TO CONVERTIBLE SUBORDINATED NOTE AGREEMENT (this "Amendment") is dated as of September 16, 2002 by and between Frontstep Solutions Group, Inc., an Ohio corporation (formerly known as Symix Computer Systems, Inc.) ("Frontstep Solutions"), and Mitsui & Co., Asia Investment Ltd., a company established under the laws of Singapore ("Mitsui Asia").

         WHEREAS:

A. Frontstep Solutions and Mitsui Asia entered into a Convertible Subordinated Note Agreement on May 13, 2002, as amended (the "Agreement"), pursuant to which Frontstep Solutions agreed to pay Mitsui Asia the principal amount of US$1,059,608 (the "Original Principal Amount") together with interest at the rate of 4.37375% per annum in one lump sum payment not later than September 1, 2002.

B. Frontstep Solutions and Mitsui Asia previously agreed to amend the Agreement to extend the Maturity Date (as defined in the Agreement) to September 16, 2002. Frontstep Solutions and Mitsui Asia have agreed to further amend the Agreement as provided in this Amendment. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

         NOW IT IS HERBY AGREED as follows:

1. PAYMENT OF ACCRUED INTEREST. Concurrent with the execution and delivery of this Amendment, Frontstep Solutions shall pay Mitsui Asia, in cash, the interest that has accrued on the Original Principal Amount from October 31, 2001 through September 1, 2002 in the amount of $38,878.

2. PARTIAL PAYMENT OF ORIGINAL PRINCIPAL AMOUNT IN SHARES. On or before January 1, 2003 (the "Extended Maturity Date"), Frontstep Solutions shall cause Parent to issue to Mitsui Asia, and Mitsui Asia shall accept from Parent, that number of common shares of Parent (hereinafter referred to as the "Shares") equal to (i) the sum of $529,804 (representing one half of the Original Principal Amount) plus accrued interest thereon at the Interest Rate to the date of issuance of such shares (the "Share Payment Amount"), divided by (ii) $2.85. The Shares shall be subject to anti-dilution provisions similar to those described in SECTION 4.5 of the Agreement. For purposes of the Agreement, the date of issuance of the Shares shall be deemed to be the Date of Conversion.

3. REGISTRATION OF THE SHARES. Frontstep Solutions will use, and will cause Parent to use, its reasonable efforts to register such shares for transfer or resale by Mitsui Asia under the U.S. Securities Act of 1933, as amended (the "Act"), on Form S-3 under the Act or any successor form under the Act which permits inclusion or incorporation of substantial information by reference to other documents filed by Parent with the U.S. Securities and Exchange Commission; and Frontstep Solutions shall pay for all reasonable out-of-pocket costs and expenses relating or incidental to such registration (including, without limitation, attorneys' fees); PROVIDED, however, that no registration rights created hereunder shall have any priority over or be more favorable than any then existing registration rights granted by Parent to holders of Parent's outstanding preferred shares or warrants or convertible securities.

4. PARTIAL PAYMENT OF ORIGINAL PRINCIPAL AMOUNT IN CASH. On or before the Extended Maturity Date, Frontstep Solutions hereby promises to pay Mitsui Asia, in cash, the remaining $529,804 (representing one half of the Original Principal Amount) (with such portion of such amount remaining unpaid at any time being referred to herein as the "Remaining Principal Amount") with interest at the Interest Rate.

5. NO DEFAULT; EVENT OF DEFAULT. Neither the partial payment of the Original Principal Amount through issuance of the Shares, nor the extension of the Maturity Date to the Extended Maturity Date with respect to the Remaining Principal Amount, shall constitute an Event of Default under the Agreement or this Amendment. However, if Frontstep Solutions fails to cause Parent to issue the Shares to Mitsui Asia as contemplated hereby, or fails to pay the Remaining Principal Amount and interest thereon on or prior to the Extended Maturity Date, an Event of Default shall exist and Mitsui Asia shall have the right:

         (a) to demand that the Shares be immediately issued in accordance herewith and that the entire unpaid Remaining Principal Amount, all accrued interest thereon, and all other sums payable hereunder to be immediately due and payable, whereupon the same shall become immediately due and payable, without presentment, demand, protest of further notice of any kind, all of which are hereby expressly waived by Frontstep Solutions; or

         (b) to convert all, but not less than all, of the unpaid Remaining Principal Amount, accrued but unpaid interest thereon, and all other sums payable hereunder into common shares of Parent at the Amended Conversion Price (defined in SECTION 6 of this Amendment) in accordance with SECTION 4 of the Agreement.

         If Parent fails to issue the Shares in accordance herewith, or Frontstep Solutions fails to pay any amount payable under this Amendment, whether of the Shares, the Remaining Principal Amount or otherwise, on the due date thereof, Frontstep shall, except in case of exercise of the conversion right specified in SECTION 5(b) of this Amendment, pay Mitsui Asia interest on the entire outstanding Remaining Principal Amount and accrued and unpaid interest at the rate of sixteen percent (16%) per annum.

6.       AMENDED CONVERSION PRICE. Subject to adjustment as provided in SECTION
         4.5 of the Agreement, if an Event of Default described in SECTION 5 of this Amendment shall occur, then the amended conversion price per share of Parent common shares issuable upon the conversion of the unpaid Remaining Principal Amount, accrued by unpaid interest thereon, and all other sums payable hereunder shall be the lesser of either the following (the "Amended Conversion Price"):

         (a) the average (weighted by daily trading volume) of the Daily Prices (as defined below) per common share of Parent for the 30 consecutive trading days immediately preceding the Extended Maturity Date; or

         (b)      US$2.85.

         For purposes of this Amendment, Daily Price shall mean (i) if the common shares of Parent then are traded on the New York Stock Exchange, Inc. ("NYSE"), the closing price per share on such day as reported on the NYSE Composite Transaction Tape; (ii) if the common shares of Parent then are not listed and traded on the NYSE, the closing price per share on such day as reported by the principal national securities exchange on which the shares are listed and traded; (iii) if the common shares of Parent then are not listed and traded on any such securities exchange, the last reported sale price per share on such day on the NASDAQ Stock Market; (iv) if the common shares of Parent then are not traded on the NASDAQ Stock Market, the average of the highest reported bid and lowest reported asked price per share on such day as reported by NASDAQ; (v) if on any determination date the common shares of Parent then are not quoted by any such organization, the fair market value per share on such determination date as determined by the Board of Directors of Parent; or (vi) if Mitsui Asia shall object to any determination by the Board of Directors of Parent, the fair market value per share on such determination date as determined by an independent appraiser retained by Frontstep Solutions at its expense and reasonably acceptable to Mitsui Asia.

8. RIGHT TO PREPAY. Notwithstanding anything to the contrary contained in this Amendment or the Agreement, Frontstep Solutions shall have the right to pay or prepay, in cash, all amounts due to Mitsui Asia from Frontstep Solutions under the Agreement, whether constituting the Share Payment Amount or the Remaining Principal Amount, in whole or in part, at any time without penalty or fee.

9. REMAINING TERMS AND CONDITIONS UNAFFECTED. Except as expressly amended by this Amendment, the terms and conditions contained in the Agreement shall continue in full force and effect as provided in the Agreement and are hereby ratified and confirmed in all respects, except that all references to this "Agreement" shall mean this Agreement as amended by this Amendment.

10. GOVERNING LAW AND VENUE. This Amendment shall be construed and governed by the laws of the State of New York applicable to contracts negotiated and fully performed within the State of New York. Any dispute or disagreement between the parties hereto shall be determined exclusively by the courts located in the State of New York. The parties expressly consent to the personal jurisdiction of these courts and waive any right to object to the same for all matters arising out of or relating to this Amendment.

11. COMPLETE AGREEMENT; AMENDMENTS. This Amendment contains the entire agreement between the parties hereto as to the subject matter hereof and supersedes all prior or contemporaneous discussions, negotiations, representations, or agreements relating to the subject matter of this Amendment. No amendments, changes, or modifications to this Amendment shall be made or be binding on either party hereto unless made in writing and signed by such party.


         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first written above.

FRONTSTEP SOLUTIONS GROUP, INC.,                       MITSUI & CO., ASIA INVESTMENT LTD., a company
an Ohio corporation                                    established under the laws of Singapore


By:    /s/ DANIEL P. BUETTIN                           By:      /s/ HIROHISA TAKAMUKU
   -------------------------------------------------      --------------------------------------------------
Name:  Daniel P. Buettin                               Name:    Hirohisa Takamuku
     -----------------------------------------------        ------------------------------------------------
Title: Vice President and Chief Financial Officer      Title:   President/Managing Director
      ---------------------------------------------          -----------------------------------------------

                              AGREEMENT AND CONSENT
                              ---------------------

                  Frontstep, Inc., an Ohio corporation ("Parent"), hereby agrees to be bound by and consents to the terms and provisions of the foregoing Amendment to Convertible Subordinated Note Agreement dated September 16, 2002 between Frontstep Solutions Group, Inc. and Mitsui & Co., Asia Investment Ltd. ("Mitsui Asia") to the extent necessary to allow Mitsui Asia to convert the Share Payment Amount (and the Remaining Principal Amount in the Event of Default) to common shares of Parent as provided therein. To the extent required in said Amendment, Parent will use its reasonable efforts to register such shares for transfer or resale by Mitsui Asia under the U.S. Securities Act of 1933, as amended (the "Act") on Form S-3 under the Act or any successor form under the Act which permits inclusion or incorporation of substantial information by reference to other documents filed by Parent with the U.S. Securities and Exchange Commission.


                               FRONTSTEP, INC.,
                               an Ohio corporation


                               By:    /s/ DANIEL P. BUETTIN
                                  ----------------------------------------------
                               Name:  Daniel P. Buettin
                                    --------------------------------------------
                               Title: Vice President & Chief Financial Officer
                                     -------------------------------------------






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